UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: November 13, 2008
(Date of earliest event reported)

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas, Suite 2800 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Following a hearing on November 13, 2008, the bankruptcy court for the Southern District of New York presiding over the Calpine Corporation (“Calpine”) bankruptcy, No. 05-60200 (the “Bankruptcy Court”) entered an order granting Calpine's request for court-approval to consummate its October 22, 2008, Settlement Agreement and Amendment (the “Settlement Agreement”) with Rosetta Resources Inc. (“Rosetta”). The motion was filed on October 24, 2008, and no objections to the motion were filed or raised at the hearing by any party.  The parties scheduled the closing required under the settlement for December 1, 2008.

Under the terms of the Settlement Agreement as now approved by the Bankruptcy Court, Rosetta and Calpine will complete a global settlement resolving all issues between them for $97 million in cash and other contractual consideration. Specifically, Rosetta will conclude the original transaction by which it purchased Calpine’s oil and gas business on July 7, 2005, by paying Calpine $84.6 million in cash, reflecting the withheld purchase price and certain post-closing adjustments and true-ups, in return for Calpine providing clean legal title to certain withheld properties.  The parties will amend the original Purchase and Sales Agreement (“PSA”) to exclude certain disputed preferential right properties (“PRP”).  Rosetta will also pay the balance of $12.4 million in cash to Calpine to resolve all outstanding legal disputes regarding various matters, including Calpine’s fraudulent conveyance lawsuit. Additionally, the parties will amend and restate their Gas Purchase Agreement for Rosetta’s Sacramento Basin gas production, extending it for ten years, and Rosetta will sublease to Calpine certain office space located in Rio Vista, California. The existing Marketing Agreement between the parties remains unchanged and will expire by its terms on June 30, 2009.

In concluding the original transaction on December 1, 2008, as part of the settlement, the parties will finalize all remaining property conveyances to Rosetta, including the previously disclosed “Non Consent Properties” (“NCP”) for $67.6 million, subject to the settlement’s amendment of the PSA to exclude the PRP.  The $67.6 million reflects the combined allocated value of each NCP withheld from the purchase price on July 7, 2005. The additional $17 million, Rosetta will pay is the amount Rosetta computed it owed to Calpine for all the post-closing adjustments required under the PSA, including net revenues.  In return, Calpine will assume the PSA and therefore convey legal title to Rosetta “as of” the specified May 1, 2005 “Effective Date”, which will result in Rosetta retaining the previously reported estimates of net revenues from the NCP that it placed in suspense pending the outcome of its disputes with Calpine.

Item 7.01.	Regulation FD Disclosure.

On November 13, 2008, Rosetta issued a press release announcing the bankruptcy court’s approval of Rosetta’s Settlement Agreement with Calpine.

The press release is furnished as Exhibit 99.1 to this Current Report. Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Company transactions:
None
(d) Exhibits

99.1	Press Release of Rosetta Resources Inc. dated November 13, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2008	ROSETTA RESOURCES INC.

	By:	/s/ Michael J. Rosinski
Michael J. Rosinski
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Rosetta Resources Inc. dated November 13, 2008.